Exhibit 10.18

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of this 25th day of January, 2014 (the “Effective Date”), by and between Paul Palmieri, (the “Consultant”) and Millennial Media, Inc., a Delaware corporation (the “Company,” and together with the Consultant, the “Parties”).

WITNESSETH

WHEREAS, the Parties desire for the Company to engage Consultant as an independent contractor to perform the services described herein on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the Parties hereto, intending to be legally bound, agree as follows:

1.                                      Statement of Work.  This Agreement is for consulting and advisory services (the “Services”) to be rendered by Consultant as set forth in the Statement of Work attached hereto as Exhibit A (the “SOW”).

2.                                      Independent Contractor Relationship.  Consultant will be an independent contractor and not an employee of the Company.  Nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship.  Neither Consultant nor the Company shall represent directly or indirectly that Consultant is an agent, employee, or legal representative of the Company.  Consultant shall not have the authority to incur any liabilities or obligations of any kind in the name of or on behalf of the Company.  Consultant acknowledges and agrees that, except as otherwise set forth in the Separation Agreement and Release of Claims, dated as of January 25, 2014, by and between Consultant and the Company (the “Separation Agreement”), (a) Consultant shall not receive any employee benefits of any kind from the Company; (b) Consultant is excluded from participating in any fringe benefit plans or programs as a result of the performance of the Services, without regard to Consultant’s independent contractor status; and (c) Consultant waives any and all rights, if any, to participation in any of the Company’s fringe benefit plans or programs including, but not limited to, health, sickness, accident or dental coverage, life insurance, disability benefits, severance, accidental death and dismemberment coverage, unemployment insurance coverage, workers’ compensation coverage, and pension or 401(k) benefit(s) provided by the Company to its employees.

3.                                      Consultant’s Responsibilities.  As an independent contractor, the mode, manner, method and means used by Consultant in the performance of the Services shall be of Consultant’s selection and under the sole control and direction of Consultant.  Consultant shall use commercially reasonable efforts to perform the Services in a manner reasonably satisfactory to the Company and in accordance with timelines mutually agreed by the Company and Consultant.

4.                                      Payment and Tax Treatment.  Consultant shall be compensated for performance of the Services on the basis set forth in the SOW.  Consultant and the Company agree that the

Company will treat Consultant as an independent contractor for purposes of all tax laws (local, state and federal) and file forms consistent with that status.  Consultant will be solely responsible to pay any and all local, state, and federal income, social security and unemployment taxes arising out of the Services.  The Company will not withhold any taxes or prepare W-2 Forms for Consultant, but will provide Consultant with a Form 1099, if required by law.

5.                                      Term; Termination.  This Agreement shall commence on the Effective Date and shall continue until February 1, 2015 (the “Term”); provided, however, that if Consultant does not execute or executes and revokes the Separation Agreement, then this Agreement will immediately terminate.  The Company may terminate this Agreement before its expiration if the Consultant materially breaches this Agreement; provided, that Consultant is provided with written notice of the breach and the breach remains uncured thirty (30) days following Consultant’s receipt of such notice.  The Company may also terminate this Agreement upon five (5) days prior written notice if Consultant violates state or federal laws applicable to the Services or is convicted of a felony.  Upon any termination or expiration of this Agreement, Consultant shall (i) immediately discontinue all use of the Company’s Confidential Information (as defined below) delivered under this Agreement; (ii) delete any such Company Confidential Information from Consultant’s computer storage or any other media, including, but not limited to, online and off-line libraries; and (iii) return to the Company, or, at the Company’s option, destroy, all copies of such Confidential Information then in Consultant’s possession.  In the event the Company terminates this Agreement, Consultant will not receive any compensation from and after the effective date of termination; provided, however, that nothing herein shall be construed to release the Company from any obligation to compensate Consultant for Services provided prior to termination of this Agreement.

6.                                      Ownership of Intellectual Property.  Consultant agrees that (i) all documents, deliverables, software, systems designs, disks, tapes and any other materials, whether tangible or intangible (collectively, “Materials”) created, in whole or in part, by Consultant in the course of or related to providing Services to the Company shall be treated as “works made for hire” for the Company, and (ii) Consultant will immediately disclose to the Company all research, writings, discoveries, inventions, enhancements, improvements and similar creations (collectively, “Creations”) made, in whole or in part, by Consultant in the course of or related to providing Services to the Company.  All ownership and control of the above Materials and Creations, including any copyright, patent rights and all other intellectual property rights therein, shall vest exclusively with the Company, and Consultant hereby assigns to the Company all right, title and interest that Consultant may have in such Materials and Creations, free of all liens and encumbrances of any type.  Consultant agrees to execute any documents required by the Company, at the Company’s sole cost and expense, to register its rights and to implement the provisions herein.  The Company reserves the right to release ownership of certain properties to Consultant at its sole discretion, should Consultant make such request in writing.

7.                                      Confidentiality.  Consultant agrees to hold the Company’s Confidential Information in the strictest confidence and not to disclose such Confidential Information to any third parties except as required in order to perform the Services.  Consultant also agrees not to use any of the Company’s Confidential Information for any purpose other than performance of this Agreement.  “Confidential Information” as used in this Agreement shall mean all information disclosed by the Company to Consultant or otherwise obtained by Consultant while providing the Services that is not generally known in the Company’s trade or industry.  Subject to the foregoing, Consultant acknowledges that “Confidential Information” includes any and all information related to the Company’s intellectual property, including, without limitation, patents, know-how, technology, trade secrets, intellectual property and patent strategy, and all related information.  “Confidential Information” also includes, without limitation, any and all information about the Company’s finances, strategy, business plans, financing plans, audit results and any other financial or business information related to the Company’s operations.  All Confidential Information furnished to Consultant by the Company is the sole and exclusive property of the Company or its suppliers or customers, as applicable.  Consultant’s duty of confidentiality under this Agreement is independent of Consultant’s continuing duties under the Employee Nondisclosure and Developments Agreement between the Parties (the “Employee NDA”).

8.                                      Indemnification.  Consultant shall indemnify and hold harmless the Company and its officers, directors, agents, owners, and employees, for any claims brought or liabilities imposed against the Company by any third party relating to or arising out of Consultant’s status as an independent contractor or any other matters involving the acts or omissions of Consultant pursuant to this Agreement or the SOW.  The Company shall defend, indemnify and hold harmless Consultant for any costs, expenses (including reasonable attorneys’ fees), losses, damages and claims brought or liabilities imposed against Consultant by any third party relating to or arising out of the Services, this Agreement or the SOW, except to the extent that such claims or liabilities directly result from Consultant’s gross negligence or willful misconduct in providing the Services.

9.                                      Non-Exclusivity.  The Company reserves the right to engage other consultants to perform consulting and advisory services for the Company.  Consultant reserves the right to perform consulting and advisory services for other third parties.

10.                               Assignment.  The Company may assign this Agreement and its rights and obligations hereunder to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets.  Consultant may not assign or transfer this Agreement or any rights or obligations hereunder.

11.                               Entire Agreement; Amendments.  This Agreement constitutes the entire understanding of the Parties and supersedes any previous oral or written communications, representations, understanding, or agreement between the Parties concerning this independent contractor relationship.  This Agreement shall not be changed, modified, supplemented or amended except by express written agreement signed by Consultant and the Company.  This Agreement does not amend or abrogate in any manner the Separation Agreement, the Employee NDA or the Indemnity Agreement between the Parties.  These separate agreements have provisions that survive termination of Consultant’s relationship with the Company under this Agreement, may be amended or superseded without regard to this Agreement, and are enforceable according to their terms without regard to the enforcement of this Agreement.

12.                               Governing Law.  This Agreement shall be governed by the laws of the State of Maryland without regard to the conflicts of laws or principles thereof.  Any suit involving this Agreement shall be brought in a court sitting in Baltimore County, Maryland.  The Parties agree that venue shall be proper in such courts, and that such courts will have personal jurisdiction over them.

13.                               Survival.  Consultant’s obligations in Sections 6, 7 and 8 of this Agreement shall survive the termination of this Agreement.

14.                               Severability.  Should any provision of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

15.                               Waiver.  The waiver by the Company of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement on the date written below.

CONSULTANT

/s/ Paul J. Palmieri		DATE:	January 25, 2014
Paul Palmieri

MILLENNIAL MEDIA, INC.

By:	/s/ Ho Shin	DATE:	January 25, 2014
Ho Shin, General Counsel

EXHIBIT A

STATEMENT OF WORK

Services

Consultant will provide consulting and advisory services in the following areas:

•                  Company operations

•                  Changes to management

•                  Communications of such changes within the company

•                  Company strategy

•                  Overall industry strategy

•                  Competitive trends within the industry and surrounding industries

•                  Investment opportunities

•                  International expansion

•                  Other areas as may be reasonably requested by Company

Consultant agrees to meet with the Company’s Chief Executive Officer and/or Board of Directors on a monthly basis, unless otherwise agreed by both Parties.  Consultant agrees to, at the request of the Company, attend meetings and/or events, and provide Services at such meetings and/or events as reasonably requested by the Company.  The Services shall not require Consultant to travel more than fifty (50) miles from any of the Company’s domestic offices, unless otherwise mutually agreed by the Parties.

Term

The term of this SOW shall be for a period of one (1) year, commencing on February 2, 2014, unless the Agreement terminates earlier pursuant to Section 5.

Time Commitment

During the term of this SOW to the extent requested by the Company, Consultant shall provide up to ten (10) hours of Services to the Company per month (the “Monthly Commitment”).  Upon request by the Company, the Consultant may, in his sole discretion, agree to provide additional hours of Services above the Monthly Commitment (“Additional Services”).

Consultant Fees and Expenses

1.              It is the intent of the Parties that, for purposes of the Millennial Media, Inc. 2006 Equity Incentive Plan and the Millennial Media, Inc. 2012 Equity Incentive Plan (collectively, the “Equity Incentive Plans”), the provision of Services during the Term shall constitute Continuous Service (as such term is defined in the Equity Incentive Plans), and that the restricted stock units (“RSUs”) granted to Consultant on September 11, 2012 and November 27, 2013 shall continue to vest during the Term.  Furthermore, the vesting schedule of such RSUs are hereby modified such that twenty-five percent (25%) of the unvested RSUs shall vest on each three (3) month anniversary of the commencement of the Term such that one hundred percent (100%) of the RSUs are vested immediately at the end of the Term.  Shares underlying vested RSUs shall be delivered to Consultant on the applicable vesting date, regardless of whether such vesting date occurs during an “open window,” provided that if the vesting date occurs on a day that is not a business day, delivery of such shares shall occur on the next following business day.  Upon the request of Consultant, the Company shall permit Consultant to satisfy any federal, state, local and foreign tax withholding obligations that arise in connection with such distribution by surrendering shares of the Company’s common stock that would otherwise be delivered to Consultant pursuant to his RSUs in accordance with the procedures set forth in the Equity Incentive Plans.  The Parties agree that the foregoing shall constitute Consultant’s compensation for Services provided as part of the Monthly Commitment and shall be due to Consultant whether or not the Company requests Services up to the number of hours in the Monthly Commitment.

2.              Unless otherwise mutually agreed upon by the Parties, the Company shall pay to Consultant compensation of $5,000 per day or any portion thereof for Additional Services provided to the Company.  Such amounts shall be payable to Consultant within thirty (30) days of the end of the calendar month during which the Additional Services were performed, upon receipt of an invoice for the Additional Services.

3.              The Company shall reimburse the Consultant for reasonable out-of-pocket expenses borne by Consultant in performing the Services.  Travel expenses, including expenses for travel to and from the Company’s domestic offices outside of Baltimore, Maryland, shall be considered reimbursable expenses.

ACKNOWLEDGED AND AGREED:

CONSULTANT

/s/ Paul J. Palmieri		DATE:	January 25, 2014
Paul Palmieri

MILLENNIAL MEDIA, INC.

By:	/s/ Ho Shin	DATE:	January 25, 2014
Ho Shin, General Counsel